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                                                                       Exhibit 8





                                  May 27, 1998




Post Properties, Inc.
3350 Cumberland Circle
Suite 2200
Atlanta, Georgia  30339

Ladies and Gentlemen:

         We have acted as counsel to Post Properties, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 373,250 shares of Common Stock of the Company (the "Shares") pursuant to a Prospectus Supplement dated May 27, 1998 (the "Prospectus Supplement"). You have requested our opinion as to the accuracy of the information contained in the Prospectus Supplement under the heading "Federal Income Tax Considerations."

         We understand that our opinion will be attached as an exhibit to the Company's Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the "Commission") on May 27, 1998. We hereby consent to such use of our opinion. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

         Unless otherwise indicated, all terms used herein with initial capital letters shall have the same meaning as in the Prospectus Supplement.


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May 27, 1998
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         In rendering the opinion expressed herein, we have examined such documents as we have deemed appropriate, including (but not limited to) the Registration Statement on Form S-3 (File No. 333-36595), including the reports incorporated by reference therein, filed by the Company with the Commission on September 29, 1997, the Prospectus dated as of October 20, 1997, the Prospectus Supplement, and the analyses of qualifying income prepared by the Company with the assistance of Price Waterhouse LLP, the Company's accountants. We have also examined the organizational documents, as amended, of the following entities: the Company, the Operating Partnership, Post Development Services Limited Partnership, Addison Circle One, Ltd., Addison Circle Two, Ltd., Rice Lofts, L.P., Post Rice Lofts, LLC, Post Uptown, LLC, Akard-McKinney Investment Company, LLC, Columbus Management Services, LLC, Post Mississippi Properties,LLC, Post Knox Park, LLC, Greenwood Residential, LLC, Uptown Denver, LLC, Post Services, Inc. and Addison Circle Access, Inc. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies or telecopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with officers of the Company and with Price Waterhouse LLP, including representations from the Company in a letter to us of even date herewith.

         Based upon and subject to the foregoing, we are of the opinion that the information in the Prospectus Supplement under the heading "Federal Income Tax Considerations" constitutes, in all material respects, a fair and accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Shares under current law, and, to the extent such discussion contains statements of law or legal conclusions, such statements and conclusions are the opinion of King & Spalding.

         The opinion expressed herein is given as of the date hereof and is based upon the Internal Revenue Code of 1986, as amended, the U.S. Treasury Regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein and the tax consequences to the Company and the investors in the Shares. In addition, as noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. We are not, however, aware of any facts or circumstances contrary to or inconsistent with the
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May 27, 1998
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information, assumptions, and representations upon which we have relied for purposes of this opinion.

         Finally, our opinion is limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of an investment in the Shares.

                                        Very truly yours,


                                        King & Spalding